SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 30, 2006

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August  30, 2006, the Company entered into a License and Settlement Agreement between the Company, the University of Massachusetts (the “University”) and Start Licensing, Inc. (“Start”) relating to the settlement of the patent interference actions most recently described in Item 8 of the Company’s Quarterly Report on Form  10-QSB filed on August 11, 2006 (“Geron-Related Proceedings”).  The terms of the License and Settlement Agreement include an initial payment to the Company of $500,000 and milestone payments to the Company of up to $750,000.  In addition, Start, Geron Corporation and Roslin Institute (“Roslin”) each agree not to sue the Company under certain patent applications owned by Roslin.  In exchange, the Company and the University agreed to dismiss their appeal in the Geron-Related Proceedings with prejudice, transfer control of related University patents to Start and pay certain legal fees. Under the terms of the settlement agreement, the Company retained its rights under the University patents in the human field.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit Description

99.1	Press release dated September 6, 2006 announcing License and Settlement Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: September 6, 2006

EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press release dated September 6, 2006 announcing License and Settlement Agreement